Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS

THIRD QUARTER AND NINE MONTHS 2005 FINANCIAL RESULTS

Tampa, Florida, November 14, 2005 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its third quarter and nine months ended September 30, 2005.

Reptron recorded third quarter 2005 net sales of $32.6 million, a 5.2% decline from the same period a year ago and a 5.6% decline from the second quarter of 2005. The Company recorded a third quarter 2005 loss totaling $1.2 million, or $0.24 per fully diluted share, including employee severance charges of approximately $314,000. This compares to a $45,000 loss, or $0.01 per fully diluted share, in the same period a year ago, including activity from the 2003 discontinued operations and reorganization costs, which collectively resulted in net earnings of $45,000.

For the nine months ended September 30, 2005, net sales totaled $101.9 million, a 3.5% decrease from the first nine months of 2004 (eight months Reorganized Company combined with one month of the Predecessor Company). The Company recorded a loss during the first nine months of 2005 totaling $14.5 million, or $2.89 per fully diluted share, including a non-cash impairment charge to goodwill of approximately $10.1 million as well as an increase to the deferred tax asset valuation allowance of approximately $0.4 million. This compares to a $1.3 million loss from continuing operations, or $0.25 per fully diluted share, during the first nine months of 2004 (eight months Reorganized Company of $0.7 million combined with one month of the Predecessor Company of $0.6 million), excluding reorganization gain and expenses, net of related income tax effect. The earnings per share calculated for the period ending September 30, 2004 above are based only on the five million shares issued and outstanding of the reorganized company. During the first nine months of 2004, Reptron also recorded additional activity from its 2003 discontinued operations, reorganization costs and a reorganization gain on debt discharge net of the related income tax effect, which collectively resulted in net earnings of $1.6 million. These items, when combined with the results from continuing operations during the first nine months of 2004, resulted in net earnings of $391,000.

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Reptron Reports Third Quarter 2005 Financial Results

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“During the third quarter of 2005 we began to benefit from a comprehensive cost reduction effort initiated in the second quarter of the year,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. Plante continued, “Gross margins increased by 230 basis points and operating income improved when compared to the second quarter of 2005 despite a $1.9 million reduction in sales.”

Plante added, “We believe that our cost reduction effort combined with new customer additions and increasing demand from our legacy customers should result in additional operating performance improvement during the fourth quarter of 2005.”

As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2004 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs. Additionally, the difference between the fair market value of new common stock issued and new debt issued when compared to the debt discharged as outlined in the Plan of Reorganization has been summarized as a Reorganization Gain on Debt Discharge. Also, as a result of the reorganization, January 2004 operations are presented as “Predecessor” while the eight month period ended June 30, 2004 is presented as “Reorganized.” The accompanying financial tables provide financial information relative to these periods.

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Reptron Reports Third Quarter 2005 Financial Results

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Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EST), November 15, 2005 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-889-6350, or 1-210-234-0030 for international callers and entering pass code 2136386. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through December 14, 2005. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through December 14, 2005 by dialing 1-866-363-4002 from the U.S., or 1-203-369-0205 from international locations and entering pass code 2136386.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Completion of bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Three Months Ended September 30, 2005	Reorganized Company Three Months Ended September 30, 2004
Net Sales	$32,579	$34,378
Cost of goods sold	28,457	29,613

Gross profit	4,122	4,765

Selling, general and administrative expenses	4,301	4,110
Employee severance charges	314	—

Operating income	(493)	655

Other income (expense):
Interest expense, net	(856)	(745)
Reorganization costs	—	(62)

Total other income (expense)	(856)	(807)

Loss before income taxes	(1,349)	(152)

Income tax provision	—	—

Loss from continuing operations	(1,349)	(152)

Discontinued operations
Earnings (loss) from discontinued operations	171	107
Income tax benefit	—	—

Earnings (loss) on discontinued operations	171	107

Net loss	$(1,178)	$(45)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(.27)	$(0.03)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.03	$0.02

Net loss per common share - basic and diluted	$(0.24)	$(0.01)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Nine Months Ended September 30, 2005	Predecessor Company One Month Ended January 31, 2004	Reorganized Company Eight Months Ended September 30, 2004
Net Sales	$101,861	$12,368	$93,154
Cost of goods sold	90,324	11,479	81,253

Gross profit	11,537	889	11,901

Selling, general and administrative expenses	13,152	1,447	10,613
Goodwill impairment charges	10,072	—	—

Operating income (loss)	(11,687)	(558)	1,288

Other income (expense):
Interest expense, net	(2,560)	(61)	(1,923)
Reorganization gain on debt discharge	—	3,517	—
Reorganization costs	(6)	(853)	(78)

Total other income (expense)	(2,566)	2,603	(2,001)

Earnings (loss) before income taxes	(14,253)	2,045	(713)

Income tax provision	383	777	—

Earnings (loss) from continuing operations	(14,636)	1,268	(713)

Discontinued operations
Earnings (loss) from discontinued operations	171	(507)	150
Income tax benefit	—	193	—

Earnings (loss) on discontinued operations	171	(314)	150

Net earnings (loss)	$(14,465)	$954	$(563)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(2.92)	$0.20	$(0.14)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.03	$(0.05)	$0.03

Net earnings (loss) per common share - basic and diluted	$(2.89)	$0.15	$0.11

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Reorganized Company September 30, 2005	Reorganized Company December 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$132	$227
Restricted Cash	746	1,014
Account receivable - trade, net	13,758	14,569
Inventories, net	21,695	19,774
Prepaid expenses and other	843	826

Total current assets	37,174	36,410

PROPERTY, PLANT & EQUIPMENT – AT COST, NET	19,605	21,770
GOODWILL, NET	2,100	12,172
OTHER INTANGIBLE ASSETS, NET	3,386	3,855
DEFERRED INCOME TAX	1,543	1,902
OTHER ASSETS	131	83

TOTAL ASSETS	$63,939	$76,192

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$16,257	$12,885
Accrued expenses	4,975	5,049
Note payable to bank	9,629	10,431
Current portion of long-term obligations	380	380

Total current liabilities	31,241	28,745

SENIOR SECURED NOTES	30,000	30,000
LONG-TERM OBLIGATIONS, less current portion	3,077	3,361

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 and 5,000,000 shares, respectively	50	50
Additional paid-in capital	15,725	15,725
Accumulated deficit	(16,154)	(1,689)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(379)	14,086

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$63,939	$76,192